UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — December 13, 2011

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 13, 2011, pursuant to a a stock purchase agreement (the “Agreement”), dated August 4, 2011, between Envestnet, Inc. and BNP Paribas Investment Partners USA Holdings Inc. (“BNPIP”), Envestnet acquired (the “Acquisition”) all of the outstanding shares of FundQuest Incorporated (“FundQuest”).

FundQuest provides managed account programs, overlay portfolio management, mutual funds, institutional asset management and investment consulting to registered investment advisors, independent advisors, broker-dealers, banks and trust organizations.

Under the terms of the Stock Purchase Agreement, Envestnet paid approximately $24.4 million in cash for all of the outstanding shares of FundQuest, subject to certain post-closing adjustments. Envestnet funded the acquisition price with available cash. Upon closing, the existing platform services agreement between Envestnet and FundQuest was terminated. Prior to the closing of the acquisition, FundQuest’s assets were classified as assets under administration on the Envestnet platform. Effective upon the closing of the acquisition, approximately $6 billion of FundQuest’s assets will be reclassified to assets under management for Envestnet.

The foregoing summary of the Stock Purchase Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which was filed as an exhibit to Envestnet’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Item 8.01.	Other Events.

On December 13, 2011, Envestnet issued a press release announcing the completion of the FundQuest Acquisition referred to in Item 2.01 above. A copy of the press release is attached as Exhibit 99.4 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

As permitted by 9.01(a)(4) of Form 8-K, the financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report must be filed.

(b)	Pro Forma Financial Information

As permitted by 9.01(a)(4) of Form 8-K, the pro forma financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report must be filed.

(d)	Exhibits.

99.4        Press release, dated December 13, 2011, regarding completion of the acquisition of FundQuest Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
Name:	Peter D’Arrigo
Title:	Chief Financial Officer

Date: December 13, 2011